                                                                    EXHIBIT 23.2

                              MARCUM & KLIEGMAN LLP
                   Certified Public Accountants & Consultants
     A Limited Liability Partnership Consisting of Professional Corporations

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of CepTor Corporation on Form SB-2 of our report dated March 4, 2005,  except for the 6th paragraph of
Note 18 to the financial  statements as to which the date is April 13, 2005 with respect to our audit of the  financial  statements of CepTor  Corporation  as of
December  31,  2004 and for the year then  ended,  which  report  appears in the
Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

                                             /s/ Marcum & Kliegman LLP

New York, New York
October 14, 2005

 655 Third Avenue 16th Floor New York, NY 10017 Tel 212-981-3000 Fax 212-981-3001

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